Exhibit 10.11

Liquid Capital Loan Contract

(Contract No. :  [●])

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Address: No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025

Loaner: Bank of China, Wenzhou Dragon Bay Branch

Address: Wanxin Jinyuan Yongzhong Street Longwan District Wenzhou, Zhejiang 325000

I.	Loan Amount:

Currency: RMB.

Amount: ¥[●]

II.	Loan period:

The loan period is [●] months, starting from the actual withdrawal date. If Borrower withdraws the loan by installment, the loan period starts from the date of first actual withdrawal.

III.	Loan purpose:

1.	The purpose of this loan is for repayment of the government’s emergency fund.

2.	Without written consent of Loaner, Borrower could not change the loan purpose

IV.	Loan interest rate, interest calculation and interest settlement:

1.	Loan Prime Rate shall be adjusted annually.

2.	Loan interest rate is calculated pursuant to No. [ 2 ]

1)	Fixed rate: Loan interest rate is calculated pursuant to the LPR published by People’s Bank on the date one business day prior to execution of this contract plus [●]bp. and the annual interest rate is [●]% until the maturity date.

2)	Fluctuated rate: the actual withdrawal date (or the first withdrawal date if installment withdrawal) will be the starting date, and every [●] months will be a fluctuation period.

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3.	Loan Interest Rate shall be settled quarterly. The [●]th of last month of each quarter is the interest settlement date, and the [●] of last month of each quarter is the interest payment date.

4.	If Borrower does not repay the loan on time, the penalty interest will be increased [●]% of the loan interest under this contract.

5.	If the loan is used in violation of the purpose of this agreement, the penalty interest will be increased [●]% of the loan interest under this contract.

V.	Repayment of Loan Principal

1.	Borrower shall repay all the loan under this contract (RMB[●]) no later than [●].

VI.	Guarantee

The guarantee type for performance of this contract is guarantee.

Name of Guarantor	Contract No.	Guarantee Type

VII.	Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be submitted to the court located in the place where Loaner resides.

2.	This contract comes into effect upon execution by legal representative of each party and stamped by both parties.

3.	This contract is written in 2 copies with each party holding one copy, and each copy has same legal effect.

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Loaner: Bank of China. Wenzhou Longwan Branch.

Execution time: [●]

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